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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

TIMBER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37411	59-3843182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Allen Road, Suite 401

Basking Ridge, NJ 07920

(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 636-7160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TMBR	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01. Entry into a Material Definitive Agreement.

On July 27, 2022, Timber Pharmaceuticals, Inc. (the “Company”), entered into a letter agreement (the “Letter Agreement”) with TardiMed Sciences LLC (“TardiMed”), pursuant to which TardiMed agreed to exchange its 1,819 shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) plus accrued dividends for a pre-funded warrant (the “Warrant”) to purchase 9,054,132 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  The number of shares underlying the Warrant is based on the redemption price of the Series A Preferred Stock (which had been demanded by TardiMed) divided by $0.239, the last closing price of the Common Stock prior to the date the Letter Agreement was executed.

Twenty percent of the Warrant is immediately exercisable upon issuance. Beginning on September 30, 2022, and then at the end of each subsequent calendar quarter upon written request of TardiMed, the Company will allow an additional 20% of the initial balance of the Warrant to become exercisable, provided that only 20% of the initial balance of the Warrant will be exercisable in any given quarter. The Warrant’s exercise price is $0.0001 and may be exercised on a cashless basis. The Warrant will terminate when exercised in full.

Pursuant to the Letter Agreement, TardiMed released and discharged the Company and its affiliates from any and all claims, rights, demands, actions, suits, causes of action, liabilities, obligations, damages and costs of any nature whatsoever that TardiMed has, had or may have against the Company or related parties in any way arising from or related to the Series A Preferred Stock.

The foregoing summary and description of the provisions of the Letter Agreement and Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement and Warrant, copies of which are filed as Exhibits 4.1 and 10.1, respectively to this Current Report on Form 8-K and are incorporated herein by reference.

 Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Letter Agreement, Warrant and underlying warrant shares is hereby incorporated by reference into this Item 3.02. The Warrant and underlying warrant shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Exhibit
4.1	Form of Pre-Funded Warrant
10.1	Letter Agreement, dated July 27, 2022, between Timber Pharmaceuticals, Inc. and TardiMed Sciences LLC.
104	Cover Page Interactive Date File (embedded within the Inline XRBL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timber Pharmaceuticals, Inc.

Date: August 1, 2022	By:	/s/ John Koconis
	Name:	John Koconis
	Title:	Chief Executive Officer and Chairman of the Board of Directors